Exhibit 99.l

NovaDel Announces Changes in Management

Bridgewater, NJ – June 9, 2011 - NovaDel Pharma Inc. (OTC BB: NVDL), a specialty pharmaceutical company that develops oral spray formulations of marketed pharmaceutical products, announced today that Mr. Craig A. Johnson advised the Company of his resignation as Senior Vice President, Chief Financial Officer and Secretary effective July 31, 2011.  The Board of Directors has agreed that Steven B. Ratoff, the Company’s President and Chief Executive Officer, will act as Interim Chief Financial Officer and Secretary until a new Chief Financial Officer and Secretary is obtained.

Mr. Johnson has served as the Company’s Senior Vice President, Chief Financial Officer and Secretary since June 2010.

“Craig has been a valuable member of NovaDel. His leadership and his efforts during his tenure with NovaDel made him a very important part of the executive team,” said Mr. Steven B. Ratoff. “I want to thank him on behalf of the Company for his many contributions to NovaDel.”

About NovaDel Pharma

NovaDel Pharma Inc. is a specialty pharmaceutical company that develops oral spray formulations of marketed pharmaceutical products.  The Company’s patented oral spray drug delivery technology seeks to improve the efficacy, safety, patient compliance, and patient convenience for a broad range of prescription pharmaceuticals.  NovaDel has two marketed products that have been approved by the FDA:  NitroMist® for the treatment of angina, and Zolpimist™ for the treatment of insomnia.  NovaDel’s leading product candidate, Duromist™, is being developed for the treatment of erectile dysfunction.  The Company also has product candidates that target nausea, migraine headache and disorders of the central nervous system.  NovaDel plans to develop these and other products independently and through collaborative arrangements with pharmaceutical and biotechnology companies. To find out more about NovaDel Pharma Inc. (OTC BB: NVDL), visit our website at www.novadel.com.

Forward-looking Statements:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the ability of third parties to commercialize the Company's products, the successful completion of its clinical trials, including pilot pharmacokinetic feasibility studies, the successful completion of its preclinical studies, the ability to develop products (independently and through collaborative arrangements), the Company's ability to obtain additional required financing to fund its research programs, the ability to commercialize and obtain FDA and other regulatory approvals for products under development, and the acceptance in the marketplace for oral spray products. The filing of an NDA with the FDA is an important step in the approval process in the United States. Acceptance for filing by the FDA does not mean that the NDA has been or will be approved, nor does it represent an evaluation of the adequacy of the data submitted. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company's control.

In addition, our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any of our products could materially impact the Company's actual results. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's most recent Annual Report on Form 10-K for the period ended December 31, 2010 filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.
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Contacts:

Steven B. Ratoff
(908) 203-4640
Chairman and Chief Executive Officer
NovaDel Pharma Inc.
sratoff@novadel.com